Exhibit 10.2

Execution Version

SECOND AMENDMENT

TO THE

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

CAESARS GROWTH PARTNERS, LLC

This Second Amendment (this “Amendment”) to the Amended and Restated Limited Liability Company Agreement of Caesars Growth Partners, LLC, a Delaware limited liability company (the “Company”), dated as of October 21, 2013, as amended by the First Amendment to the Amended and Restated Limited Liability Company Agreement of the Company, dated as of September 23, 2016, entered into by and among the parties hereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “CGP Operating Agreement”), is dated and effective as of October 7, 2016, is being entered into by and among Caesars Acquisition Company, a Delaware corporation (“CAC”), in its capacity as the Company’s managing member and as a Member (as defined below), HIE Holdings, Inc., a Delaware corporation and Harrah’s BC, Inc., a Delaware corporation (each, a “CEC Member”, and together, the “CEC Members”, and collectively with CAC, the “Members”), and Caesars Entertainment Corporation, a Delaware corporation (“CEC”). Capitalized terms used in this Amendment but not otherwise defined herein shall have the meanings given to such terms in the CGP Operating Agreement.

WHEREAS, in accordance with Section 15.5 of the CGP Operating Agreement, the Managing Member, CEC and the Members wish to amend the CGP Operating Agreement to increase the distributions to the CEC Members and permit its use for additional purposes as set forth herein.

NOW, THEREFORE, in consideration of the promises and the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I.

AMENDMENTS

Section 1.1 Section 6.9 of the CGP Operating Agreement. Section 6.9 of the CGP Operating Agreement is hereby amended to read in its entirety as follows (bold, underlined text indicates an addition):

“6.9. Special Distributions. Following the consummation of the CIE Sale Transaction, notwithstanding anything to the contrary in this Agreement (including, without limitation, Sections 6.2, 6.3, 6.4, 6.5 and 12.2), the Company shall make special distributions to the Members from the proceeds of the CIE Sale Transaction, as follows:

(a) from time to time, upon the reasonable request of CEC and to the extent (i) permitted by that certain CIE Proceeds and Reservation of Rights

Agreement, dated as of September 9, 2016, by and among CIE, CAC, CEC and CEOC, as amended by the Amendment No. 1 to the CIE Proceeds and Reservation of Rights Agreement, dated as of October 7, 2016, entered into by the parties thereto (the “CIE Proceeds Agreement”), and (ii) that there is no action, suit or proceeding preventing such distribution, to the CEC Members, an aggregate cash amount not to exceed the sum of: (x) $235 million for the payment of professional fees and certain other payments as provided in the CIE Proceeds Agreement and that certain Restructuring Support, Forbearance, and Settlement Agreement, dated as of October 4, 2016, entered into by and among CEOC, CEC, CAC and the other parties thereto, and (y) $50 million to replenish a deposit previously made by CEC for the support or advancement of a proposed casino project in South Korea (collectively, the “CEC Special Distributions”); and

(b) from time to time, when and as determined by the Managing Member, to CAC, an aggregate cash amount not to exceed the CAC Tax Liability Amount (the “CAC Special Distributions”).

In addition, notwithstanding anything to the contrary in this Agreement, the parties hereto agree that (i) the Special Distributions shall not be taken into account for purposes of determining the amounts that any Member is entitled to receive under Sections 6.3 or 12.2, except to the extent provided in Section 12.2(c); (ii) without limiting the Special Distributions, no other distribution that constitutes a Tax Distribution shall be made to any Member as a result of any income or gains arising out of the CIE Sale Transaction; (iii) the proceeds of the CIE Sale Transaction used to pay the Special Distributions shall not be deemed proceeds of a Liquidation Event or a Partial Liquidation for purposes of this Agreement and the remaining proceeds of the CIE Sale Transaction shall be distributed at such time as the Managing Member shall determine as a Partial Liquidation in accordance with this Agreement; and (iv) for purposes of Section 6.2 (Allocations), Net Profits (and to the extent necessary, individual items of income or gain) attributable to the CIE Sale Transaction shall be allocated among the Members on a pro rata basis in accordance with their relative Company Percentage Interests.”

ARTICLE II.

MISCELLANEOUS

Section 2.1 Effect on Agreement. Except as expressly amended by this Amendment, the CGP Operating Agreement shall remain in full force and effect in accordance with its terms. As amended hereby, the CGP Operating Agreement is hereby ratified and confirmed in all respects.

Section 2.2 Binding Effect. This Amendment shall be binding upon and shall inure to the benefit of CAC, as the Company’s managing member, CEC and each Member and their respective heirs, permitted successors, permitted assigns, permitted distributees, and legal representatives; and by their signatures hereto, CAC, as the Company’s managing member, CEC and each Member intends to and does hereby become bound. Nothing expressed or mentioned in this Amendment is intended or shall be construed to give any Person other than the parties hereto and their respective permitted successors and assigns any legal or equitable right, remedy or claim under, in or in respect of this Amendment or any provision herein contained. For purposes of this Amendment, “Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof.

Section 2.3 Merger Agreement. Each of CAC and CEC acknowledge and agree that nothing in this Amendment shall amend, alter or modify in any respect the terms of, or constitute a consent, approval or waiver of rights under, that certain Amended and Restated Agreement and Plan of Merger, dated as of July 9, 2016, between CAC and CEC (the “Merger Agreement”), including, without limitation, in respect of each party’s covenants and obligations under Section 5.2 of the Merger Agreement (as such covenants and obligations relate to the proposed casino project in South Korea or otherwise).

Section 2.4 Governing Law; Severability. This Amendment, and all rights and remedies in connection therewith, will be governed by, and construed under, the applicable laws of the State of Delaware, without regard to otherwise governing principles of conflicts of law (whether of the State of Delaware or otherwise) that would result in the application of the laws of any other jurisdiction. If any provision of this Amendment is held to be illegal, invalid or unenforceable under present or future applicable laws effective during the term of this Amendment, such provision shall be fully severable; this Amendment shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Amendment; and the remaining provisions of this Amendment shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Amendment. Furthermore, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Amendment a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid, and enforceable.

Section 2.5 Counterparts. This Amendment may be executed in any number of counterparts (including facsimile counterparts), all of which together shall constitute a single instrument.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company, the Managing Member and the other Members, and CEC have executed this Amendment as of the date first set forth above.

MANAGING MEMBER: CAESARS ACQUISITION COMPANY

By:	/s/ Craig Abrahams
Name: Craig Abrahams
Title: CFO

CEC: CAESARS ENTERTAINMENT CORPORATION

By:	/s/ Eric Hession
Name: Eric Hession
Title: CFO

[Signature Page to Second Amendment to CGP Operating Agreement]

MEMBERS: CAESARS ACQUISITION COMPANY

By:	/s/ Craig Abrahams
Name: Craig Abrahams
Title: CFO

HIE HOLDINGS, INC.

By:	/s/ Eric Hession
Name: Eric Hession
Title:

HARRAH’S BC, INC.

By:	/s/ Eric Hession
Name: Eric Hession
Title:

[Signature Page to Second Amendment to CGP Operating Agreement]